Exhibit 10.11

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of November 8, 2006 (this “Amendment”), to the Existing Credit Agreement (as defined below) is made by HECLA MINING COMPANY (to be known as Hecla Limited following the Reorganization (as defined below)), a Delaware corporation (the “Borrower”), the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below) and The Bank of Nova Scotia, as the administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and is acknowledged and accepted by HECLA HOLDINGS INC. (to be known as Hecla Mining Company following the Reorganization (as defined below)), a Delaware corporation (“Holdings”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Administrative Agent, and N M Rothschild & Sons Limited, as Technical Agent, are all parties to the Credit Agreement, dated as of September 12, 2005 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has proposed a restructuring (the “Proposed Restructuring”) of the capital structure of its subsidiaries, whereby (i) the Borrower has created, and owns 100% of the issued and outstanding Capital Securities of, Holdings, (ii) Holdings has created, and owns 100% of the issued and outstanding Capital Securities of, Hecla Merger Sub Inc., a Delaware corporation and a newly formed, wholly owned Subsidiary of Holdings (“Merger Sub”), (iii) pursuant to the Agreement and Plan of Reorganization dated as of the date hereof (the “Reorganization Agreement”), among the Borrower, Holdings and Merger Sub, the Borrower will merge with and into Merger Sub, with the Borrower being the surviving corporation and converting its capital stock into the capital stock of Holdings (collectively, the “Reorganization”), and as a result of the Reorganization, the Borrower will become a Subsidiary of Holdings, (iv) the Borrower will assign to Holdings, and Holdings will assume, the employee benefit plans of the Borrower pursuant to an Assignment and Assumption Agreement, dated as of the date hereof (the “Assignment Agreement”), by and between the Borrower and Holdings, in form and substance satisfactory to the Administrative Agent, and (v) Holdings will guarantee the Obligations; and

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Existing Credit Agreement such that the Reorganization does not result in a Change in Control and amend certain other provisions of the Existing Credit Agreement, including amendments relating to the Proposed Restructuring, and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to modify the Existing Credit Agreement as set forth below;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article III.

“Assignment Agreement” is defined in the second recital.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“Holdings” is defined in the second recital.

“Merger Sub” is defined in the second recital.

“Parent Guaranty” means the Parent Guaranty executed and delivered by an Authorized Officer of Holdings pursuant to the terms of this Amendment, in form and substance satisfactory to the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Proposed Restructuring” is defined in the second recital.

“Reorganization” is defined in the second recital.

“Reorganization Agreement” is defined in the second recital.

SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II.

SECTION 2.1. Amendments to Article I. Article I of the Existing Credit Agreement is hereby amended as follows:

SECTION 2.1.1. Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by

(a)          replacing each reference to “the Borrower” with “Holdings” or “the Borrower’s” with “Holdings’”, as the case may be, appearing in each of the following definitions: “Adjusted EBITDA”, “Capital Expenditures”, “Compliance Certificate”, “Current Liabilities”, “Designated Preferred Stock”, “EBITDA”, “Immaterial Subsidiary”, “Interest Expense”, “Lender’s Environmental Liability”, “Material Subsidiary”, “Multiemployer Plan”, “Net Income”, “Net Worth”, “Pension Plan”, “Permitted Acquisition”, “Redeemable Capital Securities”, “Restricted Payment”, “Series B Preferred Stock”, “Small Lot Repurchase Agreement”, and “Subsidiary”; and

(b)          by inserting the following definitions in the appropriate alphabetical order in Section 1.1:

“Holdings” means Hecla Holdings Inc. (to be known as Hecla Mining Company following the Second Amendment Effective Date), a Delaware corporation.

“Parent Guaranty” means the Parent Guaranty dated as of the Second Amendment Effective Date, executed and delivered by an Authorized Officer of Holdings, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Second Amendment Effective Date” means November 8, 2006.

SECTION 2.1.2. Further Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby further amended as follows:

(a)          The following definitions are hereby amended and restated in their entirety to read as follows:

“Change in Control” means

(a)         the failure of Holdings at any time to directly own beneficially and of record on a fully diluted basis 100% of the outstanding Capital Securities of the Borrower, such Capital Securities to be held free and clear of all Liens (other than Liens permitted pursuant to clause (a) of Section 7.2.3); or

(b)         the failure of the Borrower at any time to directly own beneficially and of record on a fully diluted basis 100% of the outstanding Capital Securities of the Subsidiary Guarantor, such Capital Securities to be held free and clear of all Liens (other than Liens permitted pursuant to clause (a) of Section 7.2.3); or

(c)         at any time any Person, or Persons acting in concert, shall become the “beneficial holder” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Securities of Holdings representing more than 50% of the issued and outstanding Voting Securities of Holdings; or

(d)         during any period of 24 consecutive months commencing on or after the Effective Date, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board or whose nomination for election by the stockholders of Holdings was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings then in office; or

(e)         the occurrence of any “Change of Control” (or similar term) under (and as defined in) any Subordinated Debt Document or Designated Preferred Stock Document.

“Current Assets” means the total assets which would properly be classified in accordance with Section 1.4 as consolidated current assets of Holdings and its Subsidiaries.

“Fixed Charge Coverage Ratio” means, at any time, the ratio of:

(a) the sum, without duplication, of (i) Unrestricted Cash of Holdings and its wholly-owned Subsidiaries as of the first day of the period consisting of the most recently completed Fiscal Quarter and the three immediately preceding Fiscal Quarters (e.g., in determining the Fixed Charge Coverage Ratio as of December 31, 2006, Unrestricted Cash of Holdings and its wholly-owned Subsidiaries as of January 1, 2006 would be included to this clause (a)(i)), (ii) the portion of the Loan Commitment Amount not utilized as of the later of (A) such first day or (B) the date of this Agreement, (iii) EBITDA for such period, (iv) interest income paid in cash to Holdings and its wholly-owned Subsidiaries during such period and (v) Net Equity/Subordinated Debt Proceeds received by Holdings or the Borrower during such period (provided that the aggregate amount of assets held by the Borrower in Venezuela or by Subsidiaries of the Borrower organized or operating in Venezuela that would otherwise be included in this clause (a) shall not exceed $4,000,000 (it being understood that the amount of EBITDA added pursuant to subclause (a)(iii) shall not be subject to such limitation)), to

(b) the sum, without duplication, of (i) Interest Expense for such period, (ii) scheduled principal repayments of Indebtedness made during such period (including, and together with, payments of Earn-Out Obligations during such period (other than payments made with Capital Securities (other than Redeemable Capital Securities) of Holdings), (iii) Capital Expenditures made during such period, (iv) idle property expenditures for such period (including, and together with, the aggregate amount expended by Holdings and its Subsidiaries during such period with respect to any litigation, labor controversy, arbitration or governmental investigation or proceeding, including in respect of any judgment or settlement relating thereto, less the amount of cash reserves set forth on the December 31, 2004 consolidated balance sheet of the Borrower and its Subsidiaries with respect to such expenditures), less any such expenditures that were subtracted in the determination of EBITDA for such period pursuant to clause (d) of the definition thereof, (v) Restricted Payments made during such period (whether or not permitted hereunder, but excluding Restricted Payments permitted pursuant to clause (f) of Section 7.2.6) and (vi) the aggregate amount expended by the Borrower and its Subsidiaries in cash during such period in respect of Permitted Acquisitions (less the net cash proceeds of Capital Securities or Indebtedness issued in substantially concurrent transactions during such period for the purpose of financing such Permitted Acquisitions).

“Net Equity/Subordinated Debt Proceeds” means, with respect to (a) the sale or issuance after the Effective Date by the Borrower (and after the Second Amendment Effective Date by Holdings) of any of its Capital Securities or warrants or options to acquire such Capital Securities or the exercise of any such warrants or options or the contribution to the capital of the Borrower after the Effective Date (and of Holdings after the Second Amendment Effective Date) or (b) the issuance after the Effective Date by the Borrower of Subordinated Debt (and after the Second Amendment Effective Date by Holdings), in each case to the extent permitted hereunder, the excess of: (i) the gross cash proceeds received by the Borrower (or Holdings as the case may be) from such sale, exercise, issuance or contribution, over (ii) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale, issuance, exercise or contribution which have not been paid to Affiliates of the Borrower (or Holdings as the case may be) in connection therewith.

“Senior Debt” means, at any time, the outstanding principal amount of all Indebtedness of Holdings and its Subsidiaries of the type referred to in clause (a), clause (b), clause (c), clause (f) (other than Earn-out Obligations (A) that have not been reduced to a fixed amount or (B) to the extent such obligations may, in accordance with their terms, be satisfied at the sole option of the obligor thereof at any time regardless of the happening of any event by the delivery of Capital Securities (other than Redeemable Capital Securities) of Holdings), clause (g) and clause (h), in each case of the definition of “Indebtedness” (exclusive of (i) Indebtedness secured on a first-priority basis by any restricted cash deposit in an amount not exceeding the amount of such restricted cash deposit, (ii) Subordinated Debt and (iii) to the extent constituting Indebtedness, Designated Preferred Stock, and any Contingent Liability in respect of any of the foregoing.

“wholly owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by such Person.

(b)          The definitions of “Commitment Termination Event” is hereby amended by deleting the words “with respect to the Borrower” appearing in clause (a) thereof.

(c)          The definition of “Controlled Group” is hereby amended by replacing the words “the Borrower” appearing in each case therein with the words “Holdings and the Borrower”.

(d)          The definition of “Immaterial Subsidiary” is hereby amended by amending and restating the last sentence thereof in its entirety to read “In no event shall the Borrower or the Subsidiary Guarantor be an Immaterial Subsidiary.”

(e)          The definition of “Impermissible Qualification” is hereby amended by inserting the words “Holdings or” or “Holdings’ or” immediately preceding the words “the Borrower” or “the Borrower’s”, respectively, appearing in each instance therein other than in clause (d)(ii).

(f)           The definition of “Loan Documents” is hereby amended by inserting the words “the Parent Guaranty,” immediately after the words “each Security Agreement,” appearing therein.

(g)          Each of the definitions of “Material Adverse Effect” and “Subordinated Debt” are hereby amended by replacing the words “the Borrower” appearing therein with the words “Holdings or the Borrower”.

(h)          The definition of “Obligor” is hereby amended by inserting the word “Holdings,” immediately preceding the words “the Borrower” appearing therein.

SECTION 2.1.3. Amendments to Section 1.4. Section 1.4 of the Existing Credit Agreement is hereby amended by (i) replacing the words “the Borrower” appearing in clause (a) thereof with the word “Holdings” and (ii) replacing the phrase “then the Borrower’s compliance” appearing therein with the phrase “then Holdings’ compliance”.

SECTION 2.2. Amendments to Article II. Section 2.2.2 of the Existing Credit Agreement is hereby amended by replacing the words “The Borrower shall” appearing in the first sentence thereof with the phrase “Each of Holdings and the Borrower shall”.

SECTION 2.3. Amendments to Article VI. Article VI of the Existing Credit Agreement is hereby amended by

(a)          replacing each reference in such Article to “the Borrower” with “Holdings”, other than

(i)           those references to the Borrower in Article VI as they relate to the Greens Creek Joint Venture and its properties,

(ii)          those references to the Borrower in (A) Section 6.6, (B) Section 6.8, (C) Section 6.16 and (D) Section 6.20, and

(iii)	as otherwise set forth in this Section 2.3.

(b)          replacing the words “the Borrower” appearing in the lead-in sentence to Article VI with the words “each of Holdings and the Borrower”;

(c)          amending Section 6.8 by replacing the words “Effective Date” appearing therein with “Second Amendment Effective Date”; and

(d)          amending Section 6.13 by replacing the phrase “filings made by the Borrower with the SEC” appearing therein with the phrase “filings made (a) by the Borrower on or prior to the Second Amendment Effective Date and (b) by Holdings following the Second Amendment Effective Date”.

SECTION 2.4. Amendments to Article VII. Article VII of the Existing Credit Agreement is hereby amended as follows:

SECTION 2.4.1. Amendments to Section 7.1. Section 7.1 of the Existing Credit Agreement is amended by

(a)          replacing each reference in Section 7.1 thereof to “the Borrower” with “Holdings”, other than

(i)           those references to the Borrower in Section 7.1 as they relate to the Greens Creek Joint Venture and its properties,

(ii)          those references to the Borrower in (A) clauses (c)(iii) and (c)(iv), (j) and (k) of Section 7.1.1, (B) the last sentence of clause (a) of Section 7.1.5, (C) clause (b) of Section 7.1.5, (D) Section 7.1.7, (E) Section 7.1.8, (F) Section 7.1.9, (G) Section 7.1.10 and (H) Section 7.1.13,

(iii)         those references to the Borrower in the parenthetical appearing in the lead-in sentence of each such Section, and

(iv)         as otherwise set forth in this Section 2.4.1.

(b)          replacing the words “the Borrower” appearing in each instance in the lead-in sentence to Section 7.1 with the words “each of Holdings and the Borrower”; and

(c)          amending Sections 7.1.12 by inserting the words “Each of Holdings and” at the beginning of such Section.

SECTION 2.4.2. Amendments to Section 7.2. Section 7.2 of the Existing Credit Agreement is amended by

(a)          replacing each reference in Section 7.2 thereof to “the Borrower” with “Holdings”, other than

(i)           those references to the Borrower in Section 7.2 as they relate to the Greens Creek Joint Venture and its properties,

(ii)          those references to the Borrower in (A) clauses (d), (i) and (j) of Section 7.2.2, (B) clause (l) of Section 7.2.5, (C) clauses (d) and (e) of Section 7.2.11 and (D) clauses (a) and (b) of Section 7.2.15, and

(iii)          as otherwise set forth in this Section 2.4.2.

(b)          replacing the words “the Borrower” with the words “each of Holdings and the Borrower” appearing in (i) each instance in the lead-in sentence to Section 7.2, (ii) the proviso of Section 7.2.12 and (iii) each instance in the lead-in paragraph of Section 7.2.15;

(c)          replacing the words “the Borrower” appearing in clause (b) of Section 7.2.1 with the words “Holdings or the Borrower, as the case may be,”;

(d)          replacing the words “the Borrower” with “Holdings or the Borrower” appearing in (i) clauses (f) and (g) of Section 7.2.2, (ii) clause (a) of Section 7.2.6, (iii) clause (i) of Section 7.2.8, (iv) clause (c) of Section 7.2.13;

(e)          amending and restating clause (h) of Section 7.2.2 in its entirety to read as follows:

Indebtedness of a Subsidiary (including a Subsidiary acquired pursuant to a Permitted Acquisition) of Holdings, other than the Borrower, provided that no Obligor is providing any credit support for, or a guarantee of, any such Indebtedness, and such Indebtedness is for all purposes non-recourse to the Obligors and their respective assets;

(f)           amending and restating clause (m) of Section 7.2.2 in its entirety to read “[Intentionally omitted]”;

(g)          amending and restating clause (k) of Section 7.2.3 in its entirety to read “[Intentionally omitted]; and”;

(h)	inserting the following sentence at the end of Section 7.2.3:

For the avoidance of doubt, notwithstanding anything herein to the contrary, Holdings will not create, incur, assume or permit to exist any Lien upon the Capital Securities of the Borrower or any Lien on any Indebtedness or accounts receivables owed by the Borrower to Holdings.

(i)            amending and restating clause (f) of Section 7.2.5 in its entirety to read as follows:

(i) Investments by way of contributions to capital by Holdings in any Subsidiary and (ii) Investments by way of contributions to capital or purchases of Capital Securities (i) by the Borrower in any Subsidiaries or by any Subsidiary in other Subsidiaries or (ii) by any Subsidiary in Holdings or the Borrower;

(j)            amending and restating clause (a) of Section 7.2.9 in its entirety to read as follows:

(i) any U.S. Subsidiary (other than the Subsidiary Guarantor) may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other U.S. Subsidiary (other than the Subsidiary Guarantor), (ii) any Foreign Subsidiary may liquidate or dissolve voluntarily into, and may merge with or into, any other Subsidiary (other than the Borrower or the Subsidiary Guarantor), and (iii) the assets or Capital Securities of any Subsidiary (other than the Borrower or the Subsidiary Guarantor) may be purchased or otherwise acquired by the Borrower or any other Subsidiary (other than the Subsidiary Guarantor); provided that (A) no Default has occurred and is continuing or would occur after giving effect thereto, (B) such transaction will not affect the Borrower’s ability to repay the Loans and interest thereon when due, (C) such transaction will not affect the security interest granted under the Loan Documents in favor of the Secured Parties and (D) following such transaction, the Borrower will promptly deliver to the Administrative Agent an update of Item 6.8 of the Disclosure Schedule reflecting the new corporate structure of Holdings and its Subsidiaries; and

(k)           amending and restating the last paragraph in Section 7.2.13 in its entirety to read as follows:

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause (a), any agreement governing (A) any secured Indebtedness permitted by clause (c) of Section 7.2.2 as to the cash and Cash Equivalent Investments securing such Indebtedness or (B) any Indebtedness permitted by clause (d) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, or (iii) in the case of clauses (a) and (c), any agreement of a Subsidiary governing Indebtedness permitted by Section 7.2.2 (provided that such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred and would not reasonably be expected to adversely affect Holdings’ or the Borrower’s ability to make payments hereunder).

SECTION 2.5. Amendments to Article VIII. Article VIII of the Existing Credit Agreement is hereby amended as follows:

(a)           Section 8.1.1 is hereby amended by inserting the words “or any other Obligor” immediately following the words “the Borrower” appearing therein;

(b)           Section 8.1.3 is hereby amended by (i) inserting the words “or Parent Guaranty” at the end of each of clauses (a)(i) and (a)(ii) thereof and (ii) replacing the words “the Borrower” appearing in clause (b) thereof with the words “Holdings or the Borrower, as the case may be,”

(c)           Each reference to “the Borrower” shall be replaced with “Holdings” in each of Sections 8.1.5, 8.1.6, 8.1.7 and 8.1.9.

SECTION 2.6. Amendments to Article IX. Article IX of the Existing Credit Agreement is hereby amended as follows:

(a)           Section 9.6 is hereby amended by inserting the word “Holdings and” immediately preceding the words “the Borrower” appearing therein;

(b)           Section 9.9 is hereby amended by inserting the word “, Holdings” immediately preceding the words “or the Borrower” appearing therein; and

(c)           Clause (c) of Section 9.11 is hereby amended by replacing the words “the Borrower” appearing therein with the word “Holdings”.

SECTION 2.7. Amendments to Article X. Article X of the Existing Credit Agreement is hereby amended as follows:

(a)           Section 10.1 is hereby amended by replacing the words “the Borrower” appearing in the lead-in sentence of such Section with the phrase “the Obligor or Obligors party to such Loan Document”;

(b)           Clause (f) of Section 10.1 is hereby amended and restated in its entirety to read as follows:

except as otherwise expressly provided in a Loan Document, release (i) any Obligor from its Obligations under the Loan Documents to which such Obligor is a party or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders; or

(c)           Section 10.2 is hereby amended by inserting the word “Holdings, “ immediately preceding the words “the Borrower” appearing therein; and

(d)           Section 10.10 is hereby amended by inserting the words “Holdings and” immediately preceding the words “the Borrower” appearing therein.

SECTION 2.8. Amendment to Schedule I. Schedule I to the Credit Agreement is hereby amended by amending and restating Item 1.1, Item 6.7, Item 6.8 and Item 6.12 of the Disclosure Schedule in their entirety and replacing them with Item 1.1, Item 6.7, Item 6.8 and Item 6.12, respectively, of Annex I hereto.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

This Amendment and the amendments contained herein shall become effective on the date (the “Amendment Effective Date”) when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

SECTION 3.1. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrower, Holdings and the Lenders.

SECTION 3.2. Resolutions, etc. The Administrative Agent shall have received from each of the Borrower and Holdings (i) a copy of a good standing certificate, dated a date reasonably close to the Amendment Effective Date, for each such Person and (ii) a certificate, dated the Amendment Effective Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary as to

(a) resolutions of each such Person’s Board of Directors then in full force and effect authorizing, to the extent relevant, the Proposed Restructuring, the Reorganization, the execution, delivery and performance of the Reorganization Agreement, the Assignment Agreement and each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

(b) the incumbency and signatures of those of its officers authorized to act with respect to this Amendment and each other Loan Document to be executed by such Person; and

(c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of any such Person canceling or amending its prior certificates, if any.

SECTION 3.3. Amendment Effective Date Certificate. The Administrative Agent shall have received the Amendment Effective Date Certificate, dated the Amendment Effective Date and duly executed and delivered by an Authorized Officer of Holdings and the Borrower, in which certificate each of Holdings and the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of Holdings and the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Amendment Effective Date Certificate shall be in form and substance satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

SECTION 3.4. Solvency, etc. The Administrative Agent shall have received, with counterparts for each Lender, a certificate as to the Solvency of Holdings, duly executed and delivered by the chief financial or accounting Authorized Officer of Holdings, dated as of the Amendment Effective Date, in form and substance satisfactory to the Administrative Agent.

SECTION 3.5. Parent Guaranty. The Administrative Agent shall have received, with counterparts for each Lender, the Parent Guaranty, duly executed and delivered by an Authorized Officer of Holdings.

SECTION 3.6. Affirmation and Consent. The Administrative Agent shall have received, with counterparts for each Lender, a duly executed copy of an Affirmation and Consent, dated as of the Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, duly executed and delivered by the Subsidiary Guarantor.

SECTION 3.7. Opinion of Counsel. The Administrative Agent shall have received an opinion, dated the Amendment Effective Date and addressed to the Administrative Agent and all Lenders, from Bell, Boyd & Lloyd LLC, counsel to the Obligors, in form and substance satisfactory to the Administrative Agent.

SECTION 3.8. Asset Transfer; Assignment Agreement; Approvals. The Administrative Agent shall have received evidence satisfactory to it that the transfer of employee benefit plans pursuant to the Assignment Agreement shall have been consummated, and shall have received a copy of the Assignment Agreement (as well as all other documentation, if any, executed or delivered in connection therewith) executed and delivered by the Borrower and Holdings, which shall be in full force and effect, and copies of all approvals or evidence of other actions required by any Governmental Authority in connection with the Proposed Restructuring, including, without limitation, the Reorganization and the transfer of the employee benefit plans, and the execution and delivery by the relevant Obligors of the Reorganization Agreement, the Assignment Agreement, this Amendment or any other Loan Document (in each case, if any).

SECTION 3.9. Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Sections 2.8, 3.3 and 10.3 (if then invoiced) of the Credit Agreement.

SECTION 3.10. Satisfactory Legal Form. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Administrative Agent and its counsel. All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower and Holdings hereby represent and warrant to each Lender and the Administrative Agent, as of the Amendment Effective Date, as set forth below.

(a)          The representations and warranties set forth in Article VI of the Credit Agreement and in each other Loan Document are, in each case, true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date).

(b)          No Default exists or has occurred and is continuing.

(c)          This Amendment and each other Loan Document, agreement or instrument to be executed and delivered by the Borrower and Holdings in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrower and Holdings and constitute a legal, valid and binding obligation of each such Person, enforceable against it in accordance with its terms (except, in any case, as such enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

(d)          The execution, delivery and performance by each Obligor of this Amendment and each other Loan Document executed or to be executed by any of them in connection herewith and the consummation of the transactions permitted or contemplated hereby (including the Proposed Restructuring and the Reorganization) are within each such Obligor’s powers, have been duly authorized by all necessary action, and do not (i) contravene any such Obligor’s Organic Documents, (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting any such Obligor or (iii) result in, or require the creation or imposition of, any Lien (other than the Liens created under (A) the Loan Documents in favor of the Administrative Agent for the benefit of the Secured Parties and (B) the Liens permitted under Section 7.2.3 of the Credit Agreement)) on any of such Obligor’s properties.

(e)          None of the factual information heretofore or contemporaneously furnished by the Borrower or Holdings in writing to the Administrative Agent or any Lender for purposes of or in connection with this Amendment or any transaction contemplated hereby (including the Proposed Restructuring and the Reorganization) contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 5.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

SECTION 5.3. Notices. All notices and other communications to Holdings provided for under any Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to Holdings at the address or facsimile number set forth on its signature page hereto, or at such other address or facsimile number as may be designated by Holdings in a notice to the other party to such Loan Document. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

SECTION 5.4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.5. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5.6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 5.7. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

BORROWER:

HECLA MINING COMPANY (to be known as Hecla Limited)

By:
Name: Lewis E. Walde Title: Chief Financial Officer

                By executing this Amendment, the undersigned hereby acknowledges and agrees to assume the rights and obligations under, and be bound by the terms of, the Credit Agreement, this Amendment and each other Loan Document to be executed by the undersigned as of the date first above written.

HOLDINGS:
HECLA HOLDINGS INC. (to be known as Hecla Mining Company)

By:
Name: Title:

Address:	6500 Mineral Drive Suite 200 Coeur d’Alene, Idaho 83815

Facsimile No.: Attention:	(208) 292-5509 Lewis E. Walde

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:
Title:

LENDERS:
THE BANK OF NOVA SCOTIA
By:
Title:

N M ROTHSCHILD & SONS LIMITED
By:
Title:

By:
Title: